Exhibit 99.2

InspireMD Announces the Appointment of Raymond W. Cohen to its Board of Directors

Miami, Florida — July 31, 2025 – InspireMD, Inc. (Nasdaq: NSPR) (“InspireMD” or the “Company”), developer of the CGuard® Prime carotid stent system for the prevention of stroke, today announced the appointment of Raymond W. Cohen to its Board of Directors. Mr. Cohen has over 40 years of leadership experience in medical technology with a successful track record of scaling commercial operations and creating shareholder value through market leadership and successful exit transactions.

“We are thrilled to welcome Ray to InspireMD’s Board of Directors,” said Marvin Slosman, Chief Executive Officer of InspireMD. “We expect to benefit greatly from his vast insights and experience. His operational acumen, strategic vision, and experience driving transformative growth brings a unique perspective that will strengthen our execution and sharpen our long-term value-creation strategy. Following the recent PMA approval of our CGuard Prime carotid stent system, we have quickly shifted our focus to our commercial launch and providing our CGuard Prime therapy to patients and we look forward to working with Ray to enable these goals.”

Mr. Cohen was the CEO and co-founder of Axonics, Inc., which he took public in late 2018 and led through its $3.7 billion acquisition by Boston Scientific in November 2024. Axonics earned recognition as the number one fastest-growing company in the Americas by Deloitte and the Financial Times in 2021.

Until May of 2025, Mr. Cohen served as Chairman of SoniVie Ltd., a clinical stage company focused on a device treatment for hypertension until it was acquired by Boston Scientific for $600 million. Cohen also serves as an independent director for Kestra Medical (Nasdaq: KMTS) and PE-backed Spectrum Vascular Inc., as well as Chairman of privately held Nalu Medical and Vice Chairman of privately held Tulavi, Inc.

Previously, Cohen was CEO of Vessix Vascular, Inc., and publicly traded Cardiac Science Inc., a pioneer in automated external defibrillators which was later acquired by Zoll Medical. Mr. Cohen’s work has earned him numerous honors, including the MedTech MVP Award, EY Entrepreneur of the Year, and a Lifetime Achievement Award from SoCalBio.

“The CGuard Prime stent system represents a true best-in-class innovation. Moreover, the Company’s singular focus, entrepreneurial agility, and deep clinical commitment uniquely positions it to penetrate and lead the U.S. carotid stent market,” said Mr. Cohen. “I’m looking forward to sharing my experiences scaling high-growth MedTech businesses to support Marvin and his team as they strive to execute with precision, capture market share and deliver sustained long-term value.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet ™ mesh technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on Nasdaq under the ticker symbol NSPR. We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding future events, future financial performance, strategies, expectations, competitive environment and regulation, including expectations regarding the closing of the private placement, financial runway, U.S. commercial launch and expansion, and the exercise of any warrants. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with our history of recurring losses and negative cash flows from operating activities; substantial doubt about our ability to continue as a going concern; significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives; our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; market acceptance of our products; an inability to secure and maintain regulatory approvals for the sale of our products; negative clinical trial results or lengthy product delays in key markets; our ability to maintain compliance with the Nasdaq listing standards; our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products; our ability to adequately protect our intellectual property; our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products; intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do; entry of new competitors and products and potential technological obsolescence of our products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with our research and products and potential product liability claims; product malfunctions; price increases for supplies and components; insufficient or inadequate reimbursement by governmental and other third-party payers for our products; our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Webb Campbell

Gilmartin Group LLC

webb@gilmartinir.com

investor-relations@inspiremd.com